SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                -----------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     June 30, 1997
                                                     -------------

                              Xybernaut Corporation
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               (Exact Name of Registrant as Specified in Charter)



         Delaware                        0-15086                 54-1799851
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(State or Other Jurisdiction           (Commission             (IRS Employer
      of Incorporation)                File Number)          Identification No.)



12701 Fair Lakes Circle, Fairfax, VA                               22033
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(Address of Principal Executive Offices)                          (Zip Code)



Registrant's telephone number, including area code       (703) 631-6925
                                                         --------------



                                 Not Applicable
               --------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events

            On June 30, 1997, Xybernaut Corporation, a Delaware corporation (the "Company") closed a $3 million private placement of an aggregate of 3,000 shares of the Company's Series A Preferred Stock, par value $0.01 per share (the "Preferred Shares") with institutional investors managed by Liberty View Capital Management, Inc. Certain aspects of the transaction were completed in July.

            The Preferred Shares have a stated value of $1,000 per share and a holder of the Preferred Shares is entitled to receive, if and when declared by the Company, a dividend equal to 5% of the stated value per share per annum payable in shares of common stock of the Company, par value $0.01 per share (the "Common Stock") or in cash. Holders of the Preferred Shares are not entitled to vote on any matter relating to the Company, except to the extent provided by Delaware Law.

            At any time on or before September 1, 1997, the Company may repurchase up to 2,000 of the Preferred Shares at a call price equal to 110% of the stated value per share, plus all accrued and unpaid dividends.

            The holders of the Preferred Shares may convert up to 25% of the Preferred Shares then outstanding into shares of Common Stock at any time after September 28, 1997 through December 31, 1997, and thereafter, on each of January 1, 1998, April 1, 1998 and July 1, 1998, an additional 25% of the Preferred Shares then outstanding. All outstanding Preferred Shares must be converted by June 30, 1999. The Conversion Price is equal to the lesser of (a) 82% of the average closing bid price of the Common Stock over the five trading days immediately preceding the date of conversion and (b) $3.50.

            At any time after September 28, 1997 and if the Company has received a notice requesting conversion of Preferred Shares into the Common Stock, the Company may redeem up to 50% of the Preferred Shares then outstanding if the Conversion Price is at or below $2.625, and may redeem all or a portion of the remaining 50% of the Preferred Shares then outstanding if the Conversion Price is at or below $1.00. The Company may redeem the first 25% of the Preferred Shares at a cash price equal to 110% of the stated value, the second 25% of the Preferred Shares at 120% of the stated value and the remaining 50% at 110% of the stated value, together, in each case, with all accrued and unpaid dividends on the Preferred Shares being redeemed.

            Also attached hereto as Exhibit 99 is a copy of a press release issued by the Company on July 8, 1997, with respect to the private placement.

Item 7.     Financial Statements and Exhibits.

            (c)         Exhibits

                   Exhibit Number                  Description
                   --------------                  -----------

                         4 Certificate of Designation of Xybernaut Corporation, dated June 30, 1997.

                        99               Press Release dated July 8, 1997.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         XYBERNAUT CORPORATION


Date: August 19, 1997                    /s/   Edward G. Newman
                                         ----------------------
                                         Name: Edward G. Newman
                                         Title:President and Chief Executive
                                               Officer and Chairman of the Board
                                               of Directors

                                Index to Exhibits



Exhibit Number                            Description

     4           Certificate of Designation of Xybernaut Corporation, dated June
                 30, 1997.

    99           Press Release dated July 8, 1997.


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